Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Castle Arch Real Estate Investment Company, L.L.C. (the “Company”) on Form 10-QSB for the quarter ended June 30, 2005, Kirby D. Cochran hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

a.

the quarterly report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

b.

the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kirby D. Cochran

Kirby D. Cochran, President and Chief Executive Officer

(Principal Executive Officer)

August 15, 2005